EXHIBIT 10.5(b)

SCHEDULE A TO EXHIBIT 10.5(a)

The following individuals entered into director deferred fee agreements with The Ohio Valley Bank Company which are identical to the Second Amended and Restated Director Deferred Fee Agreement, dated December 18, 2012, between Thomas E. Wiseman and The Ohio Valley Bank Company filed herewith.

Name	Date of Agreement

David W. Thomas	December 18, 2012